As filed with the Securities and Exchange Commission on April 11, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sprinklr, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4771485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 West 35th Street

7th Floor

New York, NY 10001

(917) 933-7800

(Address of principal executive offices) (Zip code)

Sprinklr, Inc. 2021 Equity Incentive Plan

Sprinklr, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Ragy Thomas

Founder, Chairman and Chief Executive Officer

Sprinklr, Inc.

29 West 35th Street

7th Floor

New York, NY 10001

(917) 933-7800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Jaime L. Chase Trey Reilly Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Daniel Haley General Counsel Sprinklr, Inc. 29 West 35th Street 7th Floor New York, NY 10001 (917) 933-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Sprinklr, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 12,813,464 additional shares of its Class A common stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares Class A common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 2,562,692 additional shares of its Class A common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statement on Form S-8 (File No.  333-257384), filed with the Commission on June 25, 2021.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the Commission on April 11, 2022 (the “Annual Report”).

(c) The Registrant’s Current Report on Form 8-K, filed with the Commission on January 13, 2022.

(d) The description of the Registrant’s Class A common stock, which is contained in a registration statement on Form 8-A filed on June 21, 2021 (File No. 001-40528) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-40528	3.1	June 28, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-40528	3.2	June 28, 2021

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-256657	4.1	June 14, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Sprinklr, Inc. 2021 Equity Incentive Plan.	S-8	333-257384	99.2	June 25, 2021

99.2	Sprinklr, Inc, 2021 Employee Stock Purchase Plan.	S-8	333-257384	99.3	June 25, 2021

99.3	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1/A	333-256657	10.6	June 14, 2021

99.4	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan (Non-Employee Directors).	10-K	001-40528	10.7	April 11, 2022

99.5	Forms of Restricted Stock Grant Notice and Award Agreement under the 2021 Equity Incentive Plan (U.S.).	10-Q	001-40528	10.3	December 10, 2021

99.6	Forms of Restricted Stock Grant Notice and Award Agreement under the 2021 Equity Incentive Plan (International).	10-Q	001-40528	10.4	December 10, 2021

99.7	French Sub-Plan to the Company’s 2021 Equity Incentive Plan.	10-Q	001-40528	10.1	December 10, 2021

99.8	Forms of Restricted Stock Grant Notice and Award Agreement under the French Sub-Plan.	10-Q	001-40528	10.2	December 10, 2021

107*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 11th day of April, 2022.

SPRINKLR, INC.

By:	/s/ Ragy Thomas
Name:	Ragy Thomas
Title:	Founder, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and Ragy Thomas, Manish Sarin and Daniel Haley, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ragy Thomas Ragy Thomas	Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	April 11, 2022

/s/ Manish Sarin Manish Sarin	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2022

/s/ Neeraj Agrawal Neeraj Agrawal	Director	April 11, 2022

/s/ John Chambers John Chambers	Director	April 11, 2022

/s/ Carlos Dominguez Carlos Dominguez	Director	April 11, 2022

/s/ Edwin Gillis Edwin Gillis	Director	April 11, 2022

/s/ Matthew Jacobson Matthew Jacobson	Director	April 11, 2022

Signature	Title	Date

/s/ Yvette Kanouff Yvette Kanouff	Director	April 11, 2022

/s/ Eileen Schloss Eileen Schloss	Director	April 11, 2022

/s/ Tarim Wasim Tarim Wasim	Director	April 11, 2022